Exhibit 10.27

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (the “Agreement”) entered into as of this 1st day of April, 2003, by and between ARV LAS POSAS, L.P., a California limited partnership, with offices at 245 Fischer Avenue, Suite D-1, Costa Mesa, California 92626 (referred to in this Agreement as the “Debtor”), and RED MORTGAGE CAPITAL, INC., an Ohio corporation, having an office and place of business at 150 East Gay Street, 22nd Floor, Columbus, Ohio  43215 (referred to in this Agreement as the “Secured Party”).

          The Debtor is indebted to the Secured Party in the amount of $12,240,000.00 in connection with the financing of an assisted living facility known as “Villa Las Posas,” FHA Project No. 122-22056-PM-ALF-REF, located in Camarillo, Ventura County, California (referred to in this Agreement as the “Project”).  The indebtedness (which is referred to in this Agreement as the “Indebtedness”) is evidenced by a Deed of Trust Note dated of even date herewith, payable to the order of the Secured Party (referred to in this Agreement as the “Note”), and is secured by a Deed of Trust (the “Mortgage”) dated of even date herewith, and recorded or to be recorded among the land records for Ventura County, California.  The Mortgage securing the Indebtedness is insured by the Secretary of Housing and Urban Development (referred to in this agreement as the “Secretary”) under Section 232 pursuant to Section 223(f) of the National Housing Act, as amended.

          To further secure the repayment of the Indebtedness and at the request of the Secured Party and the Secretary, the Debtor wishes to grant to the Secured Party, pursuant to the Uniform Commercial Code as in effect in the State of California (referred to in this agreement as the “State”) a security interest in certain property related to the Project.  The parties also intend to set forth in this instrument their agreement with respect to that security interest.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises set forth below, and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration in hand paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.          Creation of Security Interest.

                       (a)     Granting Clause.  The Debtor hereby grants a security interest (referred to in this Agreement as the “Security Interest”) to the Secured Party in all property (referred to in this Agreement as the “Collateral”) which (i) is owned by the Debtor or becomes the property of the Debtor hereafter and is used in the operation of the Project, and/or (ii) is described in Exhibit “B” attached to this Agreement; and/or (iii) is part of, attached to, or located on the land and premises legally described in Exhibit “A” attached to this Agreement.  Exhibits “A” and “B” are hereby incorporated into this Agreement by reference.  The Security Interest is granted for the purpose of securing the Indebtedness.

-- 2 --

                       (b)     Warranty.  The Debtor warrants and represents to the Secured Party that it owns the Collateral free and clear of any lien, security interest, encumbrance, and other claim of any kind, other than the Security Interest created by this Agreement, and has the full power to grant the Security Interest; provided, however that this warranty is subject to: (i) the rights of the lessor with respect to any personal property or equipment leased by the Debtor; (ii) any security deposits, accounts or monies in the custody of the Debtor or under its control which are subject to the rights of third parties; and (iii) any account or deposit which is subject to terms and conditions contained in special purpose escrow agreements and other documents relating to the indebtedness.

                       (c)     Perfection.  The Debtor agrees to comply with all applicable laws and requirements in order to grant to the Secured Party a valid, perfected first lien in the Collateral, authorizes the Secured Party to file financing statements pursuant to the Uniform Commercial Code which name the Debtor and identify the Collateral in such places as are necessary and appropriate under the Uniform Commercial Code, and upon request of the Secured Party, from time to time execute and deliver to the Secured Party one or more financing statements pursuant to the Uniform Commercial Code then in effect in the State, and any other instruments reasonably required by the Secured Party in connection herewith the filing of which is advisable, in the sole judgment of the Secured Party, to perfect the Secured Party’s Security Interest in the Collateral under the laws of the United States, the State, or any other jurisdiction in which the Secured Party shall determine such filings to be advisable.  The Debtor hereby authorizes the Secured Party to execute and file, at any time and from time to time, on behalf of the Debtor one or more financing statements with respect to the Collateral, the filing of which is advisable, in the sole judgment of the Secured Party including, especially, but without limitation, continuation statements and statements reperfecting a security interest in any of the Collateral where the financing statements with respect thereto had lapsed.  The Debtor hereby irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact to execute and file, from time to time, on its behalf, one or more financing statements with respect to the Collateral and to execute such other documents and instruments on behalf of the Debtor as the Secured Party, in its sole judgment, shall deem necessary or desirable for the purposes of effectuating this Agreement, such power being coupled with an interest and irrevocable.  The Debtor agrees to notify the Secured Party prior to any change in its mailing address or principal place of business, in order that a prompt filing or refiling of any outstanding financing statements or other public notices may be made, if necessary.  The Debtor further agrees to advise the Secured Party promptly of any new facts which, to the best of its knowledge, would adversely affect the priority of the Security Interest granted to the Secured Party by this Agreement.

                        (d)     Proceeds, etc.  The Security Interest shall extend to and include the proceeds of any Collateral and any property which the Debtor may receive on account of any Collateral.

                        (e)     Costs and Expenses of Secured Party.  The Debtor agrees to pay any and all fees, costs and expenses, of whatever kind and nature, which the Secured Party may incur in filing any financing statements or other public notices, and the charges of any attorneys whom the Secured Party may engage in preparing and filing such documents, making title examinations and

-- 3 --

rendering opinion letters, as well as all costs and expenses incurred by the Secured Party, including reasonable attorney’s fees and court costs in protecting, maintaining, preserving, enforcing or foreclosing the Security Interest granted to the Secured Party hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this transaction, promptly after the Debtor shall have been notified by the Secured Party of the amount of such fees, costs or expenses, together with interest thereon at the rate of ten percent (10%) per annum until paid.

          2.          Care of Collateral.  Unless specifically otherwise agreed by the Secured Party in writing, the Debtor shall at its sole cost and expense:

                        (a)     Maintain possession of the Collateral on the Project premises (which are described in Exhibit “A”) and not remove the Collateral from that location.

                        (b)     Keep the Collateral separate and identifiable.

                        (c)     Maintain the Collateral in good repair and condition as the same is as of the date hereof, as the same is when acquired, reasonable wear and tear excepted, making replacements when and where necessary, and otherwise deal with the Collateral in all such ways as are considered good practice by owners of such property.

                        (d)     Use the Collateral lawfully and only as permitted by insurance policies.

                        (e)     Permit the Secured Party to inspect the Collateral and any records relating to the Collateral upon reasonable request and notice during normal business hours.

                         (f)     Insure the Collateral for its full replacement value, subject to a deductible of not more than the lesser of (i) $10,000 or (ii) one percent (1%) of the Mortgage Loan (unless the Secured Party has given written approval of a larger deductible) in the name of and with loss or damage payable to the Secured Party, the Federal Housing Administration and the Debtor as their interests may appear.  All such policies shall provide for not less than thirty (30) days minimum written notice to the Secured Party of cancellation or material change.

                        (g)     Keep the Collateral free and clear of all liens and security interests of others.

                        (h)     Pay, when due, all taxes, assessments and other charges lawfully and validly levied or assessed upon the Collateral.

          3.          Defense of Collateral.  The Debtor will promptly defend any proceeding which may affect the Security Interest or the title to the Collateral, and will reimburse the Secured Party for all costs and expenses incurred by the Secured Party in connection with such defense.

-- 4 --

          4.          Charges, Liens and Encumbrances Affecting Collateral.  The Debtor will pay when due all existing or future charges, liens, or encumbrances on and all taxes and assessments now or hereafter imposed on or affecting the Collateral.

          5.          Remedies on Default.  In the event of a default, as defined in Section 6:

                         (a)     The Secured Party may, at its option, declare the full principal amount of the Indebtedness, and any interest accrued on that amount, to be immediately due and payable; and

                        (b)     The Secured Party shall have all of the rights and remedies of a Secured Party against the Collateral under the Uniform Commercial Code as in effect in the State.

          Without limitation of those rights and remedies, the Secured Party may, upon written notice to the Debtor, take, and publicly or privately sell or convey full right, title and interest in and to, the Collateral, or any part of it, in the name of the Secured Party and/or its designees.  The Debtor hereby constitutes and appoints the Secured Party as its true and lawful attorney-in-fact, such power being coupled with an interest and irrevocable, to assign and transfer its interest in any or all of the Collateral in the event of a default.

          6.          Defaults.  For purposes of this Agreement, the Debtor shall be deemed to be in default if:

                        (a)     The Debtor violates any provision of (i) the Note (which evidences the Indebtedness); (ii) the Mortgage (which also secures the Indebtedness); (iii) this Security Agreement; or (iv) any other instrument related to the Indebtedness (which Note, Mortgage, Security Agreement and other instruments related to the Indebtedness are hereinafter sometimes collectively referred to as the “Security Documents”); provided, however, that an event of default shall not occur unless such violations are not cured within applicable cure periods, if any, as may be provided in said Security Documents;

                        (b)     There occurs any actual or threatened demolition of or injury or waste to the Project premises, not covered by insurance, or not replaced or restored by the Debtor, which may impair the value of the Collateral; or

                         (c)     A receiver is appointed for or a petition in bankruptcy is filed by or against the Debtor, its successors or its assigns, which receiver or involuntary bankruptcy petition is not removed, vacated or stayed within sixty (60) days from the first date of appointment or filing thereof; or

                        (d)     The Debtor is dissolved and liquidation of the Debtor is commenced in accordance with the Debtor’s organizational documents and/or the law of the State.

                        (e)     The Debtor changes its name or the jurisdiction in which it is organized without the prior written consent of the Secured Party.

-- 5 --

          7.          No Waiver.  No failure on the part of the Secured Party to exercise, and no delay on the part of the Secured Party in exercising, any right or remedy under this Agreement shall operate as a waiver of that right or remedy.  A single or partial exercise by the Secured Party of any right or remedy under this Agreement shall not constitute an election of remedies by the Secured Party or preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy.  The remedies provided in this Agreement are not exclusive of any remedies provided by law.

          8.          Priority of Remedies; Renewals and Extensions.  Neither the Debtor nor any other persons interested in the Collateral or the proceeds of the Collateral shall have any right to require the Secured Party first to resort to or proceed personally against any other person or to proceed against any other collateral security, or to give priority or preference to any item of Collateral, or to proceed upon any guaranty prior to exercising its rights hereunder.  No renewal or extension of the Indebtedness, no release or surrender of any Collateral given as security for the Indebtedness, no release of any obligor with respect to the Indebtedness, and no delay by the Secured Party in enforcing the Indebtedness or exercising any right or power with respect to the Indebtedness shall affect the Secured Party’s rights with respect to the Collateral.

          9.          Termination.  This Agreement, and each of the rights and remedies afforded to the Secured Party hereunder shall automatically terminate upon payment of the Indebtedness in full in compliance with the provisions of the Note.  Upon termination hereunder, the Secured Party hereby agrees to execute a Termination Statement and any other documents reasonably necessary to terminate this Agreement and release the Collateral from the Security Interest.

          10.          Non-Recourse Obligation.  Notwithstanding any other provision contained herein or in the Note, it is agreed that the execution of the Note shall impose no personal liability upon the Debtor for payment of the indebtedness evidenced thereby, and in the event of a default the Secured Party shall look solely to the property subject to the Mortgage and this Security Agreement and to the rents, issues and profits thereof in satisfaction of the indebtedness evidenced by the Note and will not seek or obtain any deficiency or personal judgment against the Debtor except such judgment as may be necessary to foreclose or bar its interest in the property subject to the Mortgage and this Security Agreement and all other property mortgaged, pledged, conveyed or assigned to secure payment of the Note; provided, that nothing in this condition and no action so taken shall operate to impair any obligation of the Debtor under that certain Regulatory Agreement of even date herewith between the Debtor and the Secretary.

          11.          Terms.  Unless otherwise defined, all words used in this Agreement shall have the meanings given them in the Uniform Commercial Code as in effect in the State.

          12.          Notices.  All notices, demands and communications between the parties concerning this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail with postage prepaid, or telegraphed, addressed in each case as follows, and shall be deemed to have been given or made when so delivered, deposited in the mail, or telegraphed:

-- 6 --

If to the Debtor, to:

ARV Las Posas, L.P. 245 Fischer Avenue, Suite D-1, Costa Mesa, California 92626 Attention: Douglas Armstrong, Senior Vice President

If to the Secured Party, to:

Red Mortgage Capital, Inc. 150 East Gay Street, 22nd Floor Columbus, Ohio 43215 Attention: Loan Servicing Department

          Either party, at any time, by written notice given to the other in accordance with this Section, may designate a different address to which such communications shall thereafter be directed.

          13.          Rights of Secretary.

                        (a)     Contemporaneously herewith the Secretary and the Debtor have executed the Regulatory Agreement, which Regulatory Agreement is hereby incorporated by reference herein.

                        (b)     The Regulatory Agreement is incorporated in the Mortgage by reference.  Under the terms of the Regulatory Agreement, the Secretary may exercise certain rights in and to the Collateral prior to the assignment of the Note, Mortgage, this Security Agreement and any other collateral documents which have been executed and delivered to the Secretary as a condition precedent to the Secretary’s endorsement of the Note for mortgage insurance.

                        (c)     The Debtor and the Secured Party hereby agree that the Secretary shall be an additional secured party under this Security Agreement together with the Secured Party, as their interests may appear, and that the Secretary may be listed on the Uniform Commercial Code Financing Statements to be filed contemporaneously herewith; provided, however, that nothing herein or in the Uniform Commercial Code Financing Statements shall require the execution, now or at any future time, of any amendment, extension, or other document by the Secretary.

                        (d)     To the extent any party herein is required or desires to give notice to the Secretary hereunder, such notice shall be delivered in accordance with the provisions of Paragraph 12 hereof, as follows:

-- 7 --

U.S. Department of Housing and Urban Development Los Angeles Multifamily Hub 611 West Sixth Street, Suite 800 Los Angeles, California 90017 Attention: Director, Multifamily Housing Division

          14.          Marshalling Not Applicable.  In any exercise of rights of the Secured Party under this or any other instrument, any combination or all of the property, rights or security given to secure the Indebtedness of the Debtor to the Secured Party may be offered for sale for one total price, and the proceeds of any such sale accounted for in one account without distinction between the items of security or without assignment to them of any proportion of such proceeds, the Debtor hereby waiving the application of any doctrine of marshalling.

          15.          Miscellaneous.

                        (a)     This Agreement is intended to be supplemental to and not in substitution or in derogation of any security agreement contained in the Mortgage.  In the event of any conflict between this Agreement and the Mortgage, the Mortgage shall be controlling.

                        (b)     In any instance where the consent or approval of the Secured Party may be given or is required or any determination is to be rendered by the Secured Party hereunder, the granting, withholding or denial of such consent or approval and the rendering of such determination shall be made or exercised by the Secured Party at its sole and exclusive option and in its reasonable discretion.

                        (c)     It is understood and agreed that no judgment or decree which may be entered on any debt secured or intended to be secured by the Mortgage shall operate to abrogate or lessen the effect of this Agreement, but that this Agreement shall continue in full force and effect until the payment and discharge of the Indebtedness due under the Security Documents.

                        (d)     It is understood and agreed that the remedies granted to the Secured Party herein shall not be deemed exclusive of any other remedies possessed by the Secured Party under the Note, the Mortgage, any other of the Security Documents or at law or in equity, but shall be deemed additional and cumulative thereto.

                        (e)     This Agreement shall be governed by and construed in accordance with the laws of the State.

                        (f)     All captions in this Agreement are for convenience only, and shall not be considered in construing this Agreement.

                        (g)     Any reference in this Agreement to a “Section” shall be construed as referring to a Section of this Agreement.

-- 8 --

                        (h)     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                        (i)     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions, which shall remain in full force and effect.

                        (j)     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

                        (k)     This instrument contains the entire agreement between the parties as to the rights granted and the obligations assumed in this instrument.  This Agreement may be amended only by a subsequent written instrument signed by both parties.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year hereinabove first written.

DEBTOR:
ARV LAS POSAS, L.P.
a California limited partnership

By:	AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P. a California limited partnership General Partner

	By:	ARV ASSISTED LIVING INC. a Delaware corporation General Partner

By:

Douglas Armstrong Senior Vice President

SECURED PARTY:
RED MORTGAGE CAPITAL, INC. an Ohio corporation

By:

Richard Andrews Director

Attachments

Exhibit “A”  [Legal Description]
Exhibit “B”  [Description of Collateral]